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                                 AMENDED AND RESTATED
                            INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made the 11th day of November,  2003, by and between  CENTENNIAL MONEY
MARKET  TRUST  (hereinafter  called  the  "Fund"),  and  CENTENNIAL  ASSET  MANAGEMENT
CORPORATION (hereinafter called the "Management Corporation").

                                      WITNESSETH

WHEREAS,  the  Fund  is  an  open-end,   diversified   management  investment  company
registered as such with the  Securities  and Exchange  Commission  (the  "Commission")
pursuant to the Investment  Company Act of 1940 (the  "Investment  Company Act"),  and
the Management Corporation is a registered investment adviser;

NOW,  THEREFORE,  in  consideration  of the  mutual  promises  and  agreements  herein contained  and other good and valuable  consideration,  the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.    General

      The Management  Corporation  agrees,  all as more fully set forth herein, to act as investment  adviser to the Fund with respect to the  investment  of its assets;  to supervise and arrange the purchase of securities  for and the sale of securities  held in the  portfolio of the Fund;  and to furnish  personnel  and  facilities as shall be required to provide effective administration of the Fund.

2.    Duties and Obligations of the Management Corporation with respect to
      Investments of Assets of the Fund

      (a) Subject to the succeeding provisions of this section and subject to the  direction  and  control  of the Board of  Trustees  of the Fund,  the  Management
Corporation shall:

                  (i)   Regularly  provide  investment advice and  recommendations  to the Fund with respect to its investments,  investment policies and the purchase and sale of securities;

                  (ii)  Supervise  continuously the investment program of the Fund and the composition of its portfolio; and

                  (iii) Arrange,  subject to the  provisions  of paragraph "4" hereof, for the purchase of securities and other  investments  for and the  sale of  securities  and  other  investments  held in the portfolio of the Fund.

      (b) Any investment  advice  furnished by the Management  Corporation  under this section  shall at all times conform to, and be in accordance  with,  any  requirements imposed by: (1) the  provisions  of the  Investment  Company  Act of 1940,  and of any
rules or regulations in force thereunder;  (2) any other applicable  provision of law;
(3) the  provisions  of the  Declaration  of Trust and  By-Laws of the Fund as amended from time to time;  (4) any  policies and  determinations  of the Board of Trustees of the Fund;  and (5) the terms of the  registration  statement  of the Fund,  as amended from time to time, under the Securities Act of 1933 and the Investment  Company Act of
1940.

      (c) The  Management  Corporation  shall  give the Fund the  benefit  of its best judgment and effort in rendering services  hereunder,  but the Management  Corporation shall  not be  liable  for  any  loss  sustained  by  reason  of the  adoption  of any investment  policy  or  the  purchase,  sale  or  retention  of  any  security  on its recommendation,  whether or not such recommendation shall have been based upon its own investigation  and  research  or upon  investigation  and  research  made by any other individual,  firm or corporation, if such recommendation shall have been made and such other  individual  firm or  corporation  shall have been selected with due care and in good faith.  Nothing  herein  contained  shall,  however,  be construed to protect the
Management  Corporation  against any liability to the Fund or its security  holders by reason of willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or by reason of its  reckless  disregard  of its  obligations  and duties under this Agreement.

      (d) Nothing in this Agreement  shall prevent the  Management  Corporation or any officer  thereof  from  acting as  investment  adviser for any other  person,  firm or corporation  and shall not in any way limit or restrict the Management  Corporation or any of its directors,  officers,  stockholders  or employees  from buying,  selling or trading any  securities  for its or their own  accounts or for the  accounts of others for whom it or they may be acting,  provided  however that the Management  Corporation expressly  represents  that it will  undertake no activities  which,  in its judgment, will  adversely  affect  the  performance  of its  obligations  to the Fund under this
Agreement.

3.    Allocation of Expenses

      The  Management   Corporation  shall  at  its  expense  provide  all  executive, administrative  and  clerical  personnel  as shall be  required  to provide  effective administration  for the Fund,  including the  compilation  and  maintenance of records with respect to its  operations as may  reasonably be required;  the  preparation  and filing  of such  reports  with  respect  thereto  as  shall  be  required  by rules or regulations promulgated by the Securities and Exchange Commission;  the composition of registration  statements  required by Federal  securities  laws for continuous  public sale of shares of the Fund;  composition  of  periodic  reports  with  respect  to its operations for the  shareholders  of the Fund; and  composition of proxy materials for meetings of the Fund's  shareholders.  The Management  Corporation  shall,  at its own cost and expense,  also provide the Fund with adequate  office space,  facilities  and equipment.  The  Management  Corporation  shall,  at its  own  expense,  provide  such officers  for the  Fund as the  Fund's  Board  shall  request.  All  other  costs  and expenses not expressly assumed by the Management Corporation under this Agreement,  or to be paid by the General  Distributor of the shares of the Fund, shall be paid by the
Fund,  including,   but  not  limited  to  (i)  interest  and  taxes;  (ii)  brokerage commissions,  if any;  (iii)  insurance  premiums  for  fidelity  and  other  coverage requisite to its  operations;  (iv)  compensation  and expenses of its Trustees  other than those  associated or affiliated  with the Management  Corporation;  (v) legal and audit  expenses;  (vi) custodian and transfer agent fees and expenses;  (vii) expenses incident to the redemption of its shares;  (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers  thereto;  (ix)
fees and expenses,  other than as hereinabove  provided,  incident to the registration under  Federal and State  securities  laws of shares of the Fund for public sale;  (x)
expenses of printing and mailing reports,  notices, and proxy material to shareholders of the Fund;  (xi) except as noted above,  all other  expenses  incidental  to holding regular  annual  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring  expenses as may arise,  including litigation affecting the Fund and the legal  obligation  which the Fund may have to indemnify its officers and Trustees with respect thereto.

4.    Portfolio Transactions and Brokerage

      (a) The Management  Corporation is authorized,  for the purchase and sale of the
Fund's  portfolio  securities,  to employ such securities  dealers as may, in the best judgment of the  Management  Corporation,  implement  the policy of the Fund to obtain prompt and reliable  execution of orders at the most  favorable net price.  Consistent with this policy, the Management  Corporation is authorized to direct the execution of the Fund's portfolio  transactions to dealers  furnishing  statistical  information or research  deemed  by the  Management  Corporation  to be  useful  or  valuable  to the performance of its investment advisory functions for the Fund.

5.    Compensation of the Management Corporation

      The  Fund  agrees  to  pay  the  Management   Corporation   and  the  Management
Corporation  agrees to accept as full  compensation  for all services  rendered by the
Management  Corporation as such, an annual fee payable monthly and computed on the net asset value of the Fund as of the close of business each day at the  following  annual rates:

                              .500% of the first $250 million of net assets;
                              .475% of the next $250 million of net assets;
                              .450% of the next $250 million of net assets;
                              .425% of the next $250 million of net assets;
                              .400% of the next $250 million of net assets;
                              .375% of the next $250 million of net assets;
                              .350% of the next $500 million of net assets; and
                              .325% of net assets in excess of $2 billion

6.    Use of Name

      The  Management   Corporation   hereby  grants  to  the  Fund  a   royalty-free,
non-exclusive  license to use the name  "Centennial"  in the name of the Fund,  and to use any trademarks or  servicemarks,  whether or not registered,  which it may own. To the  extent  necessary  to protect  the  Management  Corporation's  rights to the name
"Centennial"   under   applicable   law,  such  license  shall  allow  the  Management
Corporation  to inspect  and,  subject to control  by the Fund's  Board,  control  the nature and  quality of services  offered by the Fund under such name.  The license may be terminated by the  Management  Corporation  upon  termination  of this Agreement in which case the Fund shall have no further  right to use the name  "Centennial"  in its name or otherwise or any of such marks,  and the Fund, the holders of its shares,  and its officers and Trustees  shall  promptly  take  whatever  action may be necessary to change its name  accordingly.  The name  "Centennial" or any of said marks may be used by the Management  Corporation in connection with any of its  activities,  or licensed by the Management Corporation to any other party.

7.    Duration and Termination

      (a) This  Agreement  shall go into  effect on the date first set forth above and shall continue in effect until  December 31, 1991,  and thereafter  from year to year, but only so long as such  continuance  is  specifically  approved at least annually by the Board of  Trustees,  including  the vote of a majority of the Trustees of the Fund who are not  parties to this  Agreement  or  "interested  persons"  (as defined in the
Investment  Company Act of 1940) of any such party cast in person at a meeting  called for the  purpose  of  voting  on such  approval,  or by the vote of the  holders  of a
"majority"  (as so defined) of the  outstanding  voting  securities of the Fund and by such a vote of the Board of Trustees.

      (b) This Agreement may be terminated by the  Management  Corporation at any time without  penalty upon giving the Fund sixty days' written  notice (which notice may be waived by the  Fund) and may be  terminated  by the Fund at any time  without  penalty upon giving the Management  Corporation sixty days' notice (which notice may be waived by the Management  Corporation),  provided that such  termination by the Fund shall be directed  or  approved  by the vote of a majority  of all of the  Trustees of the Fund then in  office or by the vote of the  holders  of a  "majority"  (as  defined  in the
Investment  Company  Act of 1940)  of the  voting  securities  of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically  terminate in the event of its  "assignment"  (as that term is defined in the Investment  Company Act of
1940).

8.    Disclaimer of Shareholder Liability

      The Management  Corporation  understands  that the obligations of this Agreement are not binding upon any Trustee or shareholder of the Fund personally,  but bind only the Fund's property.  The Management  Corporation represents that it has notice of the provisions of the Declaration of Trust disclaiming  Trustee and shareholder  liability for acts or obligations of the Fund.

      IN WITNESS WHEREOF,  the parties hereto have caused the foregoing  instrument to be executed by their duly authorized officers as of the 24th day of November, 2003.

                              CENTENNIAL MONEY MARKET TRUST
  Attest:                    /s/ Robert G. Zack
  ___________________   By:_____________________________________
                             Robert G. Zack,
                             Vice President and Secretary

                             CENTENNIAL ASSET MANAGEMENT CORPORATION

  Attest:                    /s/ Katherine P. Feld
  ___________________   By:______________________________________
                             Katherine P. Feld,
                             Secretary